
                                                                    EXHIBIT 5(c)

PACIFIC LIFE APPLICATION/CONFIRMATION FORM            [LOGO OF PACIFIC LIFE]
Pacific Life Insurance Company
PO Box 7187, Pasadena, CA  91109-7187
1111 South Arroyo Parkway, Suite 205           [Pacific Portfolios Annuity]
Pasadena, CA 91105

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
[VA99999999]     Initial Premium: [$10,000.00]     Issue date: [01-01-2000]      State Of Sale: [STATE]


This form confirms the application information and receipt of your Contract. Your payment was invested according to your instructions, consistent with the terms of the Contract and prospectus. Carefully review the information on this form. Any corrections should be indicated on the form. Please sign and date this form on the reverse side and return it promptly to Pacific Life in the enclosed postage-paid envelope. Financial transactions on the contract number listed above cannot be processed prior to the receipt of this signed form.

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ANNUITANT:
[JOHN DOE]
[1123 KONIGSALLE]
[ANYTOWN, USA]
[]
[]
[]
[###-##-####]  [1-20-1945]  [MALE]

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Joint/Contingent       (J = Joint; C = Contingent)
[][]
[]
[]
[]
[]
[]
[]  []  []

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OWNER:
[JOHN DOE]
[1123 KONIGSALLE]
[ANYTOWN, USA]
[]
[]
[]
[###-##-####]  [1-20-1945]  [MALE]

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Joint/Contingent       (J = Joint; C = Contingent)
[][]
[]
[]
[]
[]
[]
[]  []  []

================================================================================

BENEFICIAR(IES):       (P=Primary; C=Contingent)
[] []
[] []
[] []
[] []
[] []
[] []

================================================================================

                              ALLOCATION OPTIONS:

[0%]  [Aggressive Equity]
[0%]  [Emerging Markets]
[0%]  [Diversified Research]
[0%]  [Small-Cap Equity]
[0%]  [International Large-Cap]
[0%]  [Bond and Income]
[0%]  [Equity]
[0%]  [Multi-Strategy]
[0%]  [Equity Income]
[0%]  [Growth LT]
[0%]  [Mid-Cap Value]
[0%]  [Equity Index]
[0%]  [Small-Cap Index]
[0%]  [REIT]
[0%]  [International Value]
[0%]  [Government Securities]
[0%]  [Managed Bond]
[0%]  [Money Market]
[0%]  [High Yield Bond]
[0%]  [Large-Cap Value]
100%  Fixed
[  ]  [  ]
[  ]  [  ]
[  ]  [  ]
[  ]  [  ]
[  ]  [  ]
[  ]  [  ]
[  ]  [  ]
[  ]  [  ]
[  ]  [  ]

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TYPE OF PLAN: [Non-Qualified]
REBALANCING: [N] [NONE]
DEATH BENEFIT OPTION:  [GDBIND]
GUARANTEED INCOME OPTION:  [GIARIDER]
REPLACEMENT:  [REPLACE]
DOLLAR COST AVERAGING:  [DCAPLUS]
PORTFOLIO OPTIMIZATION:  [PORTOP]
PRE-AUTHORIZED WITHDRAWAL:  [PAW]
DEALER INFORMATION:
[CHARLES ROWLAND]
[]

================================================================================

                            Please See Reverse Side

254-0A                                                                  254-0A-1

                                   [*PNUM*]
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TELEPHONE/ELECTRONIC AUTHORIZATION  I will automatically receive this privilege for telephone, and to the extent available, electronically. By checking "yes," I am authorizing and directing Pacific Life to act on telephone or electronic instructions, if electronic instruction capability is available, from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacifc Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

                                                                        [_] YES
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ELECTRONIC DELIVERY AUTHORIZATION  By checking "yes," I authorize Pacific Life to provide my statements, prospectuses and other information electronically, if electronically available. I understand that I must have internet access to use this service and there may be access fees charged by the internet service provider.

        Owner's E-mail Address:________________________________________ [_] YES
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STATEMENT OF APPLICANT

My agent and I discussed my financial background and as a result I believe this Contract will meet my insurable needs and financial objectives. I have considered the appropriateness of full or partial replacement of any existing life insurance or annuity, if applicable. I understand that Contract Values may increase or decrease depending on the investment experience of the Variable Accounts. Contract Values under the Variable Accounts are variable and are not guaranteed. I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S).

I have received prospectuses. I hereby represent the information provided is correct and true to the best of my knowledge and belief, and agree that this application/confirmation will be part of the annuity Contract issued by Pacific Life. I acknowledge that corrections to my Contract may be made from the application/confirmation. My acceptance of this Contract constitutes acceptance of these corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Rights Of Survivorship and not as Tenants in Common.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. This Contract is not covered by an insurance guaranty fund or other solvency protection arrangement, therefore the policyholder bears the risk that the company will not fulfill its obligations under the Contract.

My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. I am not subject to backup withholding because; I am exempt; or I have not been notified that I am subject to backup with-holding resulting from failure to report all interest or dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that I received this Contract on      /  /
                                                  -- -- ----
                                                    Date

I certify that this Contract was sold and/or solicited in the state of [STATE].

  /  /
-- -- ----         ---------------------------------------------
  Date                            Owner's Signature

  /  /
-- -- ----         ---------------------------------------------
  Date                         Joint Owner's Signature